Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-123263, 333-113550, 333-88024, 333-88020, 333-59630, 333-59632, 333-33728, 333-73027, 333-146974, 333-169293, and 333-182584) and on Form S-3 (No. 333-157952) of ACI Worldwide, Inc. of our report dated April 16, 2013, relating to the consolidated balance sheet of Online Resources Corporation and subsidiaries as of December 31, 2012 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year then ended included herein.

/s/ KPMG LLP
McLean, Virginia
May 17, 2013